Exhibit 99.1

SUPPORTSOFT REPORTS FINAL FIRST QUARTER 2006 RESULTS

Redwood City, Calif., April 27, 2006 – SupportSoft, Inc. (Nasdaq: SPRT), a leading provider of Real-Time Service Management (RTSM™) software, today reported financial results for its first quarter ended March 31, 2006.

Revenue for the first quarter 2006 was $8.2 million, compared with $15.8 million in the previous quarter and $16.1 million for the same period last year. On a GAAP basis, net loss for the quarter was $3.9 million or $0.09 loss per diluted share compared to net income of $1.1 million or $0.03 per diluted share for the previous quarter and net income of $1.2 million or $0.03 per diluted share for the same period last year.

Beginning with the first quarter of 2006, the Company recognized stock compensation expense pursuant to the fair value method under SFAS 123R. This expense for the quarter ended March 31, 2006 was $661,000. Non-GAAP net loss for the first quarter of 2006, which excludes the effect of the stock compensation expense, was $3.3 million or $0.07 per diluted share compared to net income of $1.2 million or $0.03 per diluted share for the same quarter a year ago. A reconciliation of this non-GAAP adjustment is summarized in the tables below.

Cash and marketable securities at March 31, 2006 were $123.3 million compared to $120.7 million at December 31, 2005 and $117.7 million a year ago. Deferred revenue was $13.6 million at March 31, 2006 compared to $15.0 million at December 31, 2005.

“As the Company’s new Chief Executive, I look forward to building on the foundation in place today to realize the Company’s potential,” said Joshua Pickus. “While we have substantial work ahead of us, our product portfolio, customer base, and balance sheet position us well for long-term success.”

Business Highlights

•	Joshua Pickus was named as SupportSoft’s President and Chief Executive Officer, replacing Radha Basu who announced her retirement from the Company. Mr. Pickus also joined the Company’s Board of Directors.

•	Michael J. Sayer was appointed as SupportSoft’s Senior Vice President, Worldwide Sales.

•	Ken Owyang, previously SupportSoft’s Vice President of Finance, was appointed Chief Financial Officer and Martin O’Malley was named to serve as a member of its Board of Directors and a member of the Audit Committee of the Board.

•	Cox Communications selected the Service Automation Suite for Video™ for its San Diego network. The combined SupportSoft and Scientific-Atlanta solution automates the diagnosis and resolution of common problems associated with the installation and on-going support of digital television service.

•	BellSouth initiated its use of SupportSoft’s support automation solutions to enhance the customer service experience for its next-generation broadband services offerings, including IPTV.

•	A leading global professional services provider selected SupportSoft’s self-service and assisted service solutions to provide a comprehensive support automation environment for its distributed workforce.

•	The Company released the SupportSoft Automated Solutions Library™, a collection of plug and play solutions designed to simply and automatically speed the resolution of more than 60 of the most common technical problems associated with broadband connectivity, email, and systems configuration and maintenance.

Earnings Call

SupportSoft will host a conference call discussing the Company’s first quarter 2006 results on Thursday, April 27, 2006 starting at 2:00 p.m. PDT. A live webcast of the call will be available on the Investor Relations section of the Company’s web site at www.supportsoft.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the SupportSoft website, or by dialing (888) 203-1112 and entering passcode 7245668.

About SupportSoft

SupportSoft (Nasdaq: SPRT) is a leading provider of Real-Time Service Management (RTSM™) software designed to automatically resolve IT technical problems for enterprises and enable triple play support automation for VoIP, video or broadband delivery by service providers to their customers. Digital service providers benefiting from SupportSoft solutions include Belgacom, BellSouth, Charter Communications, Comcast Communications, Cox Communications, Time Warner, TeliaSonera and UPC. Enterprises that have licensed SupportSoft software for IT requirements include ADP, Bank of America, BT, Kimberly-Clark, Procter & Gamble, Sony, Symantec and Thomson Financial. Managed service providers that utilize the Company’s solutions to provide outsourced services to their enterprise customers include CGI, CompuCom, CSC and IBM Global Services. For more information visit www.supportsoft.com.

Safe Harbor Statement

This press release and the related conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terminology such as may, will, could, should, anticipate and expect and the negative of these terms or other similar expressions. These are statements that relate to future events and include, but are not limited to SupportSoft’s position for long-term success and foundation to realize its potential growth. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements. These risks and uncertainties include, but are not limited to: SupportSoft’s ability to achieve broad adoption and acceptance of its Real-Time Service Management products and services, the potential for a decrease in revenue caused by a reliance on a few large transactions in any period, SupportSoft’s ability to address market opportunities in light of the recent restructuring of the Company, the ability of its software to operate with hardware and software platforms that are used by its customers now or in the future, its ability to compete successfully in the real-time service management market, long sales cycles, diversion of management attention to leadership transition issues, diversion of management attention to litigation matters or strategic matters, management’s ability to accurately predict performance, SupportSoft’s ability to retain key employees, the potential for accounting regulations and related interpretations and policies to require a change in our business practices, accounting policies and financial reporting, the ability to obtain sufficient patent protection, the uncertain economic conditions in the United States and in international markets as well as other risks detailed from time to time in its SEC filings, including those described in the “Risk Factors” section in its Annual Report on Form 10-K. Statements included in this release are based upon information known to SupportSoft as of the date of this release, and SupportSoft assumes no obligation to update information contained in this press release.

For Investor Relations Inquiries:	For Media Relations Inquiries:
Scott Wilson	Jennifer Massaro
(650) 556-8515	(650) 556-8596
ir@supportsoft.com	pr@supportsoft.com

SUPPORTSOFT, INC.

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2006	2005
	(unaudited)
Revenues:
License fees	$2,051	$9,022
Services	6,186	7,103

Total revenues	8,237	16,125

Costs and expenses:
Cost of license fees	104	190
Cost of services	3,079	3,296
Amortization of intangible assets	272	272
Research and development	2,420	2,933
Sales and marketing	4,949	6,842
General and administrative	1,822	2,189
Stock-based compensation	661	—

Total costs and expenses	13,307	15,722

Income (loss) from operations	(5,070)	403

Interest income and other, net	1,304	931

Income (loss) before income taxes	(3,766)	1,334

Provision for income taxes	(166)	(101)

Net income (loss)	$(3,932)	$1,233

Net income (loss) per share:
Basic	$(0.09)	$0.03

Diluted	$(0.09)	$0.03

Shares used in computing per share amounts:
Basic	43,835	42,838

Diluted	43,835	44,816

Allocation of stock-based compensation:
Cost of services	$63	$—
Research and development	105	—
Sales and marketing	185	—
General and administrative	308	—

Total stock-based compensation	$661	$—

SUPPORTSOFT, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2006	2005
	(unaudited)
Revenues:
License fees	$2,051	$9,022
Services	6,186	7,103

Total revenues	8,237	16,125

Costs and expenses:
Cost of license fees	104	190
Cost of services	3,079	3,296
Amortization of intangible assets	272	272
Research and development	2,420	2,933
Sales and marketing	4,949	6,842
General and administrative	1,822	2,189

Total costs and expenses	12,646	15,722

Income (loss) from operations	(4,409)	403

Interest income and other, net	1,304	931

Income (loss) before income taxes	(3,105)	1,334

Provision for income taxes	(166)	(101)

Net income (loss)	$(3,271)	$1,233

Net income (loss) per share:
Basic	$(0.07)	$0.03

Diluted	$(0.07)	$0.03

Shares used in computing per share amounts:
Basic	43,835	42,838

Diluted	43,835	44,816

SUPPORTSOFT, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS) AND

NET INCOME (LOSS) PER SHARE

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2006	2005
GAAP net income (loss)	$(3,932)	$1,233

Stock-based compensation expense under SFAS123R	$661	$—

Non-GAAP net income (loss)	$(3,271)	$1,233

Non-GAAP net income (loss) per share:
Basic	$(0.07)	$0.03

Diluted	$(0.07)	$0.03

Shares used in computing per share amounts:
Basic	43,835	42,838

Diluted	43,835	44,816

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations. The Company believes that presentation of net income and net income per share excluding non-cash stock-based compensation expense provides meaningful supplemental information to investors, as well as management, that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

SUPPORTSOFT, INC.

GAAP CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2006	December 31, 2005
	(unaudited)
Assets
Current assets:
Cash and marketable securities	$123,332	$120,663
Accounts receivable, net	8,990	17,437
Prepaids and other current assets	2,764	2,451

Total current assets	135,086	140,551
Property and equipment, net	1,117	1,211
Goodwill	9,792	9,792
Intangible assets, net	3,722	3,994
Other assets	707	701

Total assets	$150,424	$156,249

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued compensation	$2,188	$3,699
Other accrued liabilities	2,027	2,985
Deferred revenue	13,645	15,029
Other long term liabilities	$302	$142

Total liabilities	18,162	21,855

Stockholders’ equity:
Common stock	4	4
Treasury stock	(922)	(922)
Additional paid-in-capital	198,720	196,912
Other comprehensive loss	(653)	(645)
Accumulated deficit	(64,887)	(60,955)

Total stockholders’ equity	132,262	134,394

Total liabilities and stockholders’ equity	$150,424	$156,249